UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2012

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3295 College Street Beaumont, Texas	77701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Appointment and Hiring of Executive Officers.

Michael J. Poppe, age 44, was elected as our Chief Operating Officer effective April 23, 2012.  Mr. Poppe continues to serve as our Executive Vice President since his election on June 1, 2010.  Mr. Poppe served as our Chief Financial Officer from February 1, 2008 until his promotion to Chief Operating Officer on April 23, 2012. In his new role, Mr. Poppe will be responsible for the Company’s credit and service operations, as well as the Company’s human resource and legal functions. Mr. Poppe served as the Company’s Controller, Assistant Chief Financial Officer and Assistant Treasurer from the time he joined the Company in September 2004 until February 1, 2008. Prior to his joining the Company, Mr. Poppe served in various accounting and finance management positions in public accounting at Arthur Andersen LLP and in automotive retail companies, including Vice President and Corporate Controller of Group 1 Automotive, Inc., a New York Stock Exchange listed, Fortune 500 company, and was a member of its founding management team. Mr. Poppe is a certified public accountant and obtained his B.B.A in accounting and finance from Texas A&M University.

Brian E. Taylor, age 49, was elected to serve as our Vice President and Chief Financial Officer, effective April 23, 2012. Mr. Taylor will be primarily responsible for the Company’s accounting, treasury, internal audit and risk management functions.  Mr. Taylor has over 25 years of experience with growing, publicly-traded companies. He most recently served as Finance Integration Manager for Schlumberger Limited, after its acquisition of Smith International, Inc. in 2010. From 1999 through 2010, he served in various financial management roles with Smith International, Inc., including Corporate Vice President and Controller. Mr. Taylor also spent two years at Camco International, Inc. as its Director of Corporate Accounting and Worldwide Controller. Mr. Taylor began his career at Arthur Andersen LLP, spending 10 years in its assurance practice. Mr. Taylor is a certified public accountant and obtained a B.S. in accounting from Louisiana State University.

In connection with electing Mr. Taylor as our Vice President and Chief Financial Officer, our board set Mr. Taylor’s annual base salary at $295,000.  Mr. Taylor will be eligible for a bonus under our previously announced cash bonus plan.  Mr. Taylor’s target bonus is $177,000 with a maximum bonus under the plan of 150% of the target. The bonus will be prorated for Mr. Taylor’s months of service during our fiscal year 2013. We also granted Mr. Taylor 30,000 restricted stock units.  The restricted stock units vest in four equal installments on April 23, 2013, April 23, 2014, April 23, 2015 and April 23, 2016.  Mr. Taylor will also receive a car allowance of $1,000 a month.  Additionally, we entered into an Executive Severance Agreement with Mr. Taylor substantially similar to what we have entered into with our other executive officers.  A copy of the severance agreement is filed herewith as Exhibit 10.13 and is incorporated herein by reference.  We did not make any revisions to Mr. Poppe’s compensation as a result of his promotion.

Item 7.01   Regulation FD Disclosure.

On April 23, 2012, the Company issued a press release announcing these officer elections.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)

Exhibit Number	Exhibit Title

10.13	Executive Severance Agreement between Conn’s, Inc. and Brian E. Taylor.

99.1	Press Release, dated April 23, 2012, announcing the election of executive officers.

Exhibit 99.1 to this Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: April 23, 2012	By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Executive Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.13	Executive Severance Agreement between Conn’s, Inc. and Brian E. Taylor.

99.1	Press Release, dated April 23, 2012, announcing the election of executive officers